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                                                                    EXHIBIT 23.2
                                                                    ------------


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------


We consent to the incorporation by reference in this Registration Statement of EMCORE Corporation on Form S-8 of our report dated December 24, 2003, February 17, 2004 as to the effects of the discontinued operations discussed in Note 2, May 19, 2004 as to the effects of the restatement discussed in Note 19 (which report expresses an unqualified opinion and includes explanatory paragraphs relating to accounting changes discussed in Note 3 and the restatement discussed in Note 19), appearing in the Current Report on Form 8-K/A of EMCORE Corporation as of May 19, 2004.



                                       /s/ DELOITTE & TOUCHE LLP

                                       Parsippany, New Jersey
                                       August 10, 2004